Exhibit 32
Certification
Pursuant to Rule 13a-14 (b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350 (a) and (b))
I, James J. Unger, President and Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:
1.	the quarterly report on Form 10-Q of the Company for the three months ended September 30, 2008 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2008	/s/ James J. Unger
James J. Unger — President & CEO

I, Dale C. Davies, Senior Vice President, and Chief Financial Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:
1.	the quarterly report on Form 10-Q of the Company for the three months ended September 30, 2008 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2008	/s/ Dale C. Davies
Dale C. Davies, Sr. V.P. — CFO and Treasurer